UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

TIDEWATER INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6311	72-0487776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas		77072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 470-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American
Preferred stock purchase rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Tidewater Inc. (the “Company”) and its wholly-owned domestic subsidiaries, as corporate guarantors, are parties to a Term Loan Facility Agreement (originally entered into on May 25, 2012 and as amended and restated from time to time, the “Loan Agreement”) with Troms Offshore Supply AS, as borrower (the “Troms Borrower”), Troms Offshore Fleet Holding AS, as vessel owner (the “Troms Vessel Owner”), JB Holding Company B.V., as security provider, the lenders party thereto, Garantiinstituttet for Eksportkreditt, DNB Bank ASA, Grand Cayman Branch, as bank guarantor, DNB Bank ASA, New York Branch, as agent, and DNB Markets, Inc., as arranger and bookrunner (together with the Company and its wholly-owned domestic subsidiaries, the “Troms Loan Parties”).

On December 11, 2020, the Troms Loan Parties entered into an Amendment and Restatement Agreement No. 5 (the “Fifth Amendment”), pursuant to which, among other things, the Loan Agreement was modified to (a) amend the relevant provisions to reflect the applicable amendments contained in the third supplemental indenture, dated November 22, 2019, to the indenture, dated as of July 31, 2017 (as amended and supplemented from time to time, the “Indenture”), by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as described in the Current Report on Form 8-K filed by the Company on November 26, 2019; (b) amend the relevant provisions to reflect the applicable amendments contained in the fourth supplemental indenture, dated November 18, 2020, to the Indenture, as described in the Current Report on Form 8-K filed by the Company on November 23, 2020; (c) permit certain subsidiaries of the Troms Borrower to consolidate, internally reorganize and transfer assets to the Troms Borrower and the Troms Vessel Owner; and (d) to provide mechanics and terms for prepayments of the loans under the Loan Agreement in agreed proportions to any repurchases of notes made under, and as permitted by, the Indenture.

A copy of the Fifth Amendment, including the Amended and Restated Term Loan Facility Agreement annexed thereto, is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference. The above description is qualified in its entirety by the complete text of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10	Amendment and Restatement Agreement No. 5 to the Troms Facility Agreement, dated December 11, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC

Date: December 15, 2020	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Vice President, General Counsel and Secretary